Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-91954, No. 333-50011, No. 333-92557, No. 333-93237 and No. 333-91144) and Form S-3 (No. 333-59847, No. 333-77721 and No. 333-105911) of Blyth, Inc. and Subsidiaries of our reports dated April 26, 2004, relating to the financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Stamford, Connecticut
April 30, 2004